UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2012

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 29, 2011, Pure Bioscience, Inc. (the “Company”) filed suit against Richmont Sciences, LLC in San Diego County Superior Court, Case No. 37-2011-00068549-CU-CO-EC, asserting various causes of action to collect on outstanding invoices.  Richmont Sciences, LLC and Richmont Holdings, LLC then filed a cross-complaint for damages against the Company asserting contract, tort and statutory (trade secret) claims arising out of business dealings with the Company.  The Company then filed a cross-complaint for compensatory and punitive damages against Richmont Sciences, LLC and Richmont Holdings, LLC asserting contract and fraud claims.  Our initial suit against Richmont Sciences, LLC and all related cross-claims are referred to herein as the “Richmont Litigation”.

Also as previously disclosed, a solicitation of proxies in favor of an opposing slate of six nominees for election as directors at the Company’s upcoming 2012 annual meeting of stockholders was initiated by The Coalition to Save Pure (“the Coalition”), which consisted of Jeffrey P. Bash, Theodore J. Coburn, C. James Jensen, Dr. Martin Kassir, Thomas J. Reynolds, John P. Rochon and Richmont Corporation.  Since the Company’s initial receipt of notice from Richmont Corporation on behalf of the Coalition of its intent to pursue such proxy solicitation, the Company and the Coalition have filed separate preliminary proxy statements with the Securities and Exchange Commission (the ‘SEC”) in connection with the solicitation of proxies at that annual meeting, and the Company intends to file its definitive proxy statement with the SEC on or about July 12, 2012.  The Coalition has not filed a definitive proxy statement with the SEC or distributed any proxy statement to the Company’s stockholders.

Effective as of July 9, 2012, the Company entered into a settlement agreement (the “Settlement Agreement”) with Richmont Sciences, LLC, Richmont Holdings, Inc., Richmont Corporation, IV-7 Direct, LLC (collectively, “Richmont”), and the Coalition.  Pursuant to the terms of the Settlement Agreement, (1) all parties shall dismiss all claims and cross-claims in the Richmont Litigation with prejudice within five days after the date of the Settlement Agreement, (2) Richmont and their respective affiliates, including John P. Rochon, shall take and shall cause the Coalition to take all reasonable and necessary efforts to withdraw and not resubmit the Coalition’s proxy solicitation in connection with the Company’s upcoming 2012 annual meeting of stockholders, and (3) the Company shall make good faith efforts to, within 12 months after the date of its 2012 annual meeting of stockholders, replace one member of its Board of Directors with an independent director and add an additional independent director to the Company’s Board of Directors.  In accordance with the terms of the Settlement Agreement, on July 11, 2012 the Company received written confirmation that the Coalition has discontinued its proxy solicitation in opposition to the Company’s slate of directors nominated for election at its 2012 annual meeting of stockholders.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.  A copy of the Settlement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On July 10, 2012, the parties to the Settlement Agreement issued a joint press release announcing the entry into that agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Important Additional Information

In connection with its 2012 annual meeting of stockholders, the Company will file with the SEC a definitive proxy statement and any other relevant documents regarding the meeting and will mail the definitive proxy statement and a proxy card to each stockholder of record entitled to vote at the meeting.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  When they are available, the proxy statement and any other relevant documents relating to the Company’s 2012 annual meeting of stockholders can be obtained free of charge from the SEC’s website at http://www.sec.gov, and from the Company’s website at www.purebio.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2012 annual meeting of stockholders.  INFORMATION REGARDING THE INTERESTS OF THE DIRECTORS AND EXECUTIVE OFFICERS IS SET FORTH IN THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED JULY 31, 2011 FILED BY THE COMPANY WITH THE SEC ON OCTOBER 31, 2011, AND WILL BE SET FORTH IN THE COMPANY'S DEFINITIVE PROXY STATEMENT RELATING TO ITS 2012 ANNUAL MEETING TO BE FILED WITH THE SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, effective July 9, 2012, among Pure Bioscience, Inc. Richmont Sciences, LLC, Richmont Holdings, Inc., Richmont Corporation, IV-7 Direct, LLC, and The Coalition to Save Pure.
99.1	Press Release dated July 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.
Dated: July 12, 2012	By:	/s/ Michael L. Krall
Michael L. Krall President, Chief Executive Officer, Interim Chief Financial Officer